Exhibit 99.(n)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 22, 2024, relating to the financial statements of Pearl Diver Credit Company, LLC appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm”, in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 17, 2024